EXPANATORY NOTE

We are filing this pre-qualification amendment to our Form 1-A offering statement solely to provide Exhibit 12.1, the opinion of counsel dated December 9, 2025. No other changes have been made to the Form 1-A, and there are no revisions to the Offering Circular or any other part of the filing.

EXHIBITS

Exhibit Index

Exhibit No.	Description
2.1*	Certificate of Formation of Central RoRo, LLC dated August 16, 2023
2.2*	Amended and Restated Operating Agreement of Central RoRo, LLC, dated June 11, 2024
2.3*	Third Amended and Restated Limited Liability Company Agreement of Main & Main RoRo Property Owner, LLC, dated August 5, 2024
4.1*	Form of Subscription Agreement
6.1*	Broker-Dealer Services Agreement by and between Central RoRo, LLC and DealMaker Securities, LLC dated September 11, 2025
6.2*	Agreement of Purchase and Sale by and between Audacy Atlas, LLC and JMJT Roosevelt 2, LLC dated August 31, 2023
6.3*	Assignment Agreement by and between Main & Main RoRo Property Owner, LLC and JMJT Roosevelt 2, LLC dated November 27, 2023
6.4*	Option Agreement and License Agreement between Breakout 1976, LLC and Atari Interactive, Inc. dated December 27, 2019
6.5*	Amendment No. 1 to the Option Agreement and License Agreement between Breakout 1976, LLC and Atari Interactive, Inc. dated September 30, 2020
6.6*	Amendment No. 2 to the Option Agreement and License Agreement between Breakout 1976, LLC and Atari Interactive, Inc. dated September 30, 2020
6.7*	Amendment No. 3 to the Option Agreement and License Agreement between Breakout 1976, LLC and Atari Interactive, Inc. dated December 15, 2022
6.8*	Amendment No. 4 to the Option Agreement and License Agreement between Breakout 1976, LLC and Atari Interactive, Inc. dated May 29, 2024
6.9*	Assignment and Assumption Agreement by and between Breakout 1976, LLC and AH Endeavors LLC dated February 14, 2025
6.10*	Business Loan Agreement between Main & Main RoRo Property Owner, LLC and Commerce Bank of Arizona, Scottsdale Branch dated December 7, 2023
6.11*	Deed of Trust between Main & Main RoRo Property Owner, LLC, Commerce Bank of Arizona, Scottsdale Branch, and Commerce Bank of Arizona, Tucson Branch dated December 7, 2023
6.12*	Promissory Note between Main & Main RoRo Property Owner, LLC and Commerce Bank of Arizona, Scottsdale Branch dated December 7, 2023
6.13*	Assignment of Rents between Main & Main RoRo Property Owner, LLC and Commerce Bank of Arizona, Scottsdale Branch dated December 7, 2023
6.14*	Memorandum of Understanding by and between Breakout 1976, LLC and Intel Corporation dated November 7, 2023
6.15*	Leaseback Agreement by and between Main & Main RoRo Property Owner, LLC and Audacy Atlas, LLC dated December 8, 2024
6.16*	First Amended and Restated Broker-Dealer Offering Agreement by and between Central RoRo, LLC and OpenDeal Broker LLC d/b/a The Capital R, dated November 29, 2025
6.17*	Broker-Dealer Mutual Referral Agreement by and between DealMaker Securities LLC and OpenDeal Broker LLC, dated October 27, 2025
8.1*	Tri-Party Escrow Agreement by and between Central RoRo, LLC, DealMaker Securities LLC, and Enterprise Bank & Trust dated October 16, 2025
10.1*	Power of attorney (included on the signature page of this offering statement)
11.1*	Consent of Artesian CPA
11.2**	Consent of Bevilacqua PLLC (included in Exhibit 12.1)
12.1**	Opinion of Bevilacqua PLLC

*	Previously filed

**	Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on December 9, 2025.

Central RoRo, LLC

By: Central RoRo Manager, LLC, its Managing Member

By:	/s/ Jordan Taylor
	Name:	Jordan Taylor
	Title:	Co-Manager of the Manager

Pursuant to the requirements of the Securities Act of 1933, this offering statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Jordan Taylor	Co-Manager of the Manager	December 9, 2025
Jordan Taylor	(Principal executive officer and principal financial and accounting officer)

/s/ Jason Merck	Co-Manager of the Manager	December 9, 2025
Jason Merck